UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 20, 2010

SSGI, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

333-160700 (Commission File Number)	91-1930691 (IRS Employer Identification No.)

8120 Belvedere Road, Suite 4, West Palm Beach, Florida 33411
(Address of principal executive offices, including zip code)

(561) 333-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

On April 20, 2010, that certain Employment Agreement dated April 1, 2007, by and between Ryan Seddon and Surge Solutions Group, Inc. (“Surge”), as amended, was terminated.  Surge is the wholly-owned operating subsidiary of the registrant, SSGI, Inc. (the “Company”).  This agreement was terminated in connection and concurrent with Mr. Seddon’s resignation as the Company’s Chairman of the Board, President and Chief Executive Officer, as more fully described in Item 5.02 below.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2010, Mr. Seddon resigned as the Company’s Chairman of the Board, President and Chief Executive Officer, and as the President and Chief Executive Officer of Surge.  Mr. Seddon also resigned as a director of Surge.  However, Mr. Seddon remains a director of the Company.

In connection with Mr. Seddon’s resignations, on April 20, 2010, the Company, Surge and Mr. Seddon executed and entered into a Modification Agreement which provides for, among other things, the following:  (i) Mr. Seddon surrendered to the Company for cancellation all of his shares of common stock of the Company, except for 4,000,000 shares which he retained; (ii) Mr. Seddon forgave all but $125,000 of the remaining balance of principal and interest due by the Company or Surge to Mr. Seddon in connection with previous loans made by Mr. Seddon to the Company and/or Surge (the $125,000 that was not forgiven is now evidenced by the Company’s promissory note made payable to Mr. Seddon, bearing interest at 5% per annum and payable in full on December 31, 2011); (iii) the Company and Mr. Seddon entered into a Consulting Agreement pursuant to which Mr. Seddon will provide certain transitional consulting services to the Company, on a limited basis, for 12 months in exchange for a consulting fee equal to $9,333.33 per month; (iv) the Company granted and issued to Mr. Seddon a Warrant to purchase 500,000 shares of the Company’s common stock exercisable for five years at an exercise price of $0.60 per share; and (v) the Company agreed to repay certain credit card indebtedness incurred by Mr. Seddon solely on behalf of the Company and Surge, and to use its commercially reasonable best efforts to repay all outstanding indebtedness or other obligations of the Company or Surge, the payment or performance of which was personally guaranteed by Mr. Seddon.

On April 20, 2010, Mr. Larry M. Glasscock was elected and appointed as the new President and Chief Executive Officer of the Company and Surge, to replace Mr. Seddon.   Since September 2009, Mr. Glasscock, who is 53 years old, has been a restructuring advisor and strategy consultant for Apollo Couriers, Inc., a Los Angeles-based transportation services provider operating throughout Southern California.  Since November 2008, Mr. Glasscock has also been the President and Chief Executive Officer of Bettina Corporation, a Class II gaming company.  From February 2003 through December 2008, Mr. Glasscock was Senior Vice President of AirNet Systems, Inc., a provider of time-critical air transportation services for small package shippers located in Columbus, Ohio.  Mr. Glasscock received his B.A. from Rhodes College in 1979.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 26, 2010	SSGI, INC.
(Registrant)

/s/ Larry M. Glasscock _
Larry M. Glasscock
Chief Executive Officer and President
(Principal Executive Officer)